EXHIBIT 1.2

NEITHER THIS WARRANT, NOR THE SHARES,

INTO WHICH IT IS EXERCISABLE, HAS BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933

AND ARE NOT TRANSFERABLE

EXCEPT AS PROVIDED HEREIN

PACIFIC MERCANTILE BANCORP

COMMON STOCK PURCHASE WARRANT

Issued to:

PAULSON INVESTMENT COMPANY, INC.

Exercisable to Purchase

         Shares of Common Stock (without par value)

of

PACIFIC MERCANTILE BANCORP

Void after                         , 200_

This is to certify that, for value received and subject to the terms and conditions set forth below, the Warrantholder (hereinafter defined) is entitled to purchase, and the Company promises and agrees to sell and issue to the Warrantholder, at any time on or after                         , 200_ and on or before                         , 200_, up to                  (         ) Shares (hereinafter defined) at the Exercise Price (hereinafter defined).

This Warrant Certificate is issued subject to the following terms and conditions:

1.    Definitions of Certain Terms. Except as may be otherwise clearly required by the context, the following terms have the following meanings:

(a)    “Act” means the Securities Act of 1933, as amended.

(b)    “Cashless Exercise” means an exercise of Warrants in which, in lieu of payment of the Exercise Price, the Holder elects to receive a lesser number of Securities such that the value of the Securities that such Holder would otherwise have been entitled to receive but has agreed not to receive, as determined by the closing price of such Securities on the date of exercise or, if such date is not a trading day, on the next prior trading day, is equal to the Exercise Price with respect to such exercise. A Holder may only elect a Cashless Exercise if Securities issuable by the Company on such exercise are publicly traded securities.

(c)    “Closing Date” means the date on which the Offering is consummated.

(d)    “Commission” means the Securities and Exchange Commission.

(e)    “Common Stock” means the common stock, no par value, of the Company.

(f)    “Company” means Pacific Mercantile Bancorp, a California corporation.

(g)    “Company’s Expenses” means any and all expenses payable by the Company or the Warrantholder in connection with a Short Form Registration as described in Section 6 hereof, except Warrantholder’s Expenses.

(h)    “Company Registration Statement” means the Registration Statement on Form S-2 (File No. 333—         ) prepared and filed with the Commission, on November _, 2003 by the Company and pursuant to which the Company has sold a total of            shares of its Common Stock (the “Company Shares”) to the public in a firmly underwritten public offering through a group of underwriters of which Paulson Investment Company, Inc. was the managing Underwriter.

(i)    “Effective Date” means the date on which the Company Registration Statement was declared effective by the Commission.

(j)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)    “Exercise Price” means the price at which the Warrantholder may purchase one share of Common Stock upon exercise of Warrants as determined from time to time pursuant to the provisions hereof. The initial Exercise Price is $             per Share.

(l)    “Offering” means the public offering of the Company Shares made pursuant to the Company Registration Statement.

(m)    “Participating Underwriter” means any underwriter participating in the sale of the Warrant Securities pursuant to a registration under Section 6 of this Warrant Certificate.

(n)    “Periodic Reports” means reports filed by the Company on Forms 10-K, 10-Q, and 8-K and pursuant to Regulation 14A under the Exchange Act.

(o)    “Rules and Regulations” means the rules and regulations of the Commission adopted under the Act.

(p)    “Share” means the shares of Common Stock of the Company.

(q)    “Short Form Registration Statement” means a registration statement prepared on Form S-3 under the Act, or any successor form thereto adopted by the Commission, that permits the Company to incorporate in such registration statement substantially all of the information required to be included in such registration statement, including the description required of its business, its selected financial data, management’s discussion and analysis of financial condition and results of operations, information regarding its management and executive compensation, the description of its capital stock and its financial statements, by reference to its Periodic Reports filed under the Exchange Act.

(r)    “Warrant Certificate” means a certificate evidencing the Warrant.

(s)    “Warrantholder” means a record holder of the Warrant or Warrant Securities. The initial Warrantholder is Paulson Investment Company, Inc.

(t)    “Warrantholder’s Expenses” means the sum of (i) all underwriting, brokerage or sales commissions or discounts payable in respect of the sale or other disposition of any Warrant Securities by the Warrantholder pursuant to a Short Form Registration Statement filed under Section 6 hereof, and (ii) all out-of-pocket expenses of the Warrantholder in connection with the sale or other disposition of such Warrant Securities pursuant to any such Registration Statement, except for the reasonable fees and disbursements of one law firm retained as legal counsel for all of the Warrantholders whose Warrant Securities are being registered pursuant to such Registration Statement in an amount not to exceed $10,000 in the aggregate, which will be paid by the Company.

(u)    “Warrant” means the warrant evidenced by this certificate, any similar Warrant certificate issued in connection with the Offering, or any certificate obtained upon transfer or partial exercise of the Warrant evidenced by any such certificate.

(w)    “Warrant Securities” means the securities obtained or obtainable upon exercise of the Warrant or securities obtained or obtainable upon exercise, exchange, or conversion of such securities.

2.    Exercise of Warrant. This Warrant may be exercised with respect to any or all of the Warrant Securities purchasable on exercise of the Warrant commencing on the first anniversary of the Effective Date and ending at 5 p.m. Pacific Time on the fifth anniversary of the Effective Date by surrendering this Warrant Certificate at the office of the Company, 949 South Coast Drive, Suite 300, Costa Mesa, California 92626; or at such other office or agency as the Company may designate, together with appropriate instructions, duly executed by the Warrantholder or by its duly authorized attorney, and the aggregate Exercise Price of the shares of Common Stock being purchased on such exercise, paid in lawful money of the United States, unless the Holder is electing a Cashless Exercise, in which case such instructions shall so state. The date on which such instructions are received by the Company, together with this Warrant Certificate and (except in the case of a Cashless Exercise) the aggregate Exercise Price shall be the date of such exercise of this Warrant, and the Company shall immediately instruct its transfer agent to prepare a certificate for the Warrant Securities to be received by the Warrantholder upon completion of the Warrant exercise. When such certificate is prepared, the Company shall notify the Warrantholder and deliver such certificate to and in the name of the Warrantholder. The certificate evidencing the Warrant Securities shall not be required to bear a Securities Act restrictive legend if the Warrant Securities have theretofore been registered under the Act, in which case the Warrant Securities may be issued in the name of a person other than the Warrantholder. Additionally, the Warrant Securities may be issued in the name of a person other than the Warrantholder if the Warrantholder shall provide the Company with (i) an opinion of counsel, reasonably satisfactory to the Company and its counsel, to the effect that such issuance to that other person is exempt from the registration requirements of the Act, and (ii) confirmation that such issuance to a person other than the Warrantholder does not violate the rules or regulations of or any conditions or restrictions imposed with respect to the Warrants by the NASD.

If fewer than all the Warrant Securities purchasable under the Warrant are being purchased, the Company will, upon such partial exercise, execute and deliver to the Warrantholder a new Warrant Certificate (dated the date hereof), in form and tenor similar to this Warrant Certificate, evidencing that portion of the Warrant not exercised. The Warrant Securities to be obtained on exercise of the Warrant will be deemed to have been issued, and any person exercising the Warrants will be deemed to have become a holder of record of those Securities, as of the date of the payment of the Exercise Price.

3.    Adjustments in Certain Events. The number, class, and price of the Warrant Securities for which this Warrant Certificate may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

(a)    If the outstanding shares of the Company’s Common Stock are divided into a greater number of shares by way of a stock split of the outstanding shares or a dividend in Common Stock is paid on the outstanding shares of Common Stock, the number of shares of Common Stock for which the Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced; and, conversely, if the outstanding shares of Common Stock are combined by way of a reverse stock split into a smaller number of shares of Common Stock, the number of shares of Common Stock for which the Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased. The increases and reductions provided for in this Section 3(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this Section 3(a).

(b)    In case of any merger, consolidation, reclassification, reorganization, partial or complete liquidation of the Company, as a result of which the outstanding shares of Common Stock of the Company are exchanged or converted into securities of a different issuer or different class or into cash or other property, then, lawful and adequate provision will be made so that the holder of this Warrant Certificate will have the right thereafter to receive, upon the exercise of the Warrant, the kind and amount of shares of stock or other securities or property to which he would have been entitled if, immediately prior to such event, he had held the number of shares of Common

Stock then being acquired upon such exercise of the Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant Certificate, if not the Company, agrees to be bound by and comply with the provisions of this Warrant Certificate.

(c)    When any adjustment is required to be made in the number of shares of Common Stock, other securities, or the property purchasable upon exercise of the Warrant, the Company will promptly determine the new number of such shares or other securities or property purchasable upon exercise of the Warrant and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of such shares or other securities or property purchasable upon exercise of the Warrant and (ii) cause a copy of such statement to be mailed to the Warrantholder within thirty (30) days after the date of the event giving rise to the adjustment.

(d)    No fractional shares of Common Stock or other securities will be issued in connection with the exercise of the Warrant, but the Company will pay, in lieu of fractional shares, a cash payment therefor on the basis of the mean between the bid and asked prices of the Common Stock in the over-the-counter market or the last sale price of the Common Stock on the principal exchange or other trading facility on which the Common Stock is traded on the day immediately prior to exercise.

(e)    If securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of the Company’s outstanding Common Stock, without the payment of any consideration therefor and for which an adjustment is not required to be made pursuant to another subsection of this Section 3, then upon any exercise of this Warrant there shall be distributed to the Warrantholder the number or amount of such securities of the same class or series as were issued in such pro rata distribution, which such Warrantholder would have received in such pro rata distribution had it exercised this Warrant for the number of Warrant Securities then being exercised, immediately prior to the record date for such distribution. The provisions with respect to adjustment of the Common Stock provided in this Section 3 will also apply to the securities to which the Warrantholder is entitled under this Section 3(e).

(f)    Notwithstanding anything herein to the contrary, there will be no adjustment made hereunder on account of (i) the sale by the Company of the Common Stock or other Securities purchasable upon exercise of the Warrant, (ii) any sale or issuance by the Company of any shares of its Common Stock or other securities of the Company for which the Company shall receive any consideration approved by its Board of Directors, including without limitation in the case of shares of Common Stock or other securities of the Company that may be issued or sold to any employee or independent contractor of the Company or any of its subsidiaries in exchange for services that have been or may be rendered by such employee or independent contractor.

(g)    If, immediately prior to any exercise of this Warrant, there shall be outstanding no securities of the class or series that, but for the provisions of this Section 3, would be issuable upon such exercise (the “Formerly Issuable Securities”), then, upon such exercise, and in lieu of the Formerly Issuable Securities, the Company shall issue that number and kind of other securities or property for which the Formerly Issuable Securities were most recently exercisable or into which the Formerly Issuable Securities were most recently convertible, as the case may be.

4.    Reservation of Securities. The Company agrees that the number of shares of Common Stock or other Warrant Securities sufficient to provide for the exercise of the Warrant upon the basis set forth above will at all times during the term of the Warrant be reserved for exercise.

5.    Validity of Securities. All Warrant Securities delivered upon the exercise of the Warrant will be duly and validly issued in accordance with their terms, and the Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof to the then record holder of the Warrant.

6.    Registration of Securities Issuable on Exercise of Warrant Certificate. At the request of the holder of this Warrant or of any Warrant Securities theretofore issued pursuant hereto, either individually or together with holders of other Warrants or Warrants Securities issued in connection with the Company Offering, at any time or from time to time during the period from the first anniversary of the Effective Date to the fifth anniversary thereof, the Company shall file with the Commission a Short Form Registration Statement (as hereinabove defined) on behalf of such holder or holders so requesting such registration (the “Requesting Holder(s)”) for the purpose of registering such the Warrant Securities of such Requesting Holder(s) for resale to the public in accordance with the intended method of disposition specified by the Requesting Holder(s). Following the receipt of any such request, the Company shall, within the succeeding ten (10) days, give notice of its proposed filing of such Short Form Registration Statement (a “Registration Notice”) to all of the then holders of any of the Warrants issued in connection with the Company Offering or any Warrant Securities theretofore issued on exercise thereof whose Warrant Securities have not theretofore been registered under the Act and who did not join in the request therefor, entitling them to have their Warrant Securities included in such Registration. To be entitled to have any of their Warrant Securities included in such Short Form Registration, such Warrantholders shall be required to deliver to the Company an election notice, specifying the number of Warrant Securities they desire to have included in such Registration Statement for purposes of resale in accordance with the method of intended disposition specified by the original Requesting Holders (an “Election Notice”) not later than fifteen (15) days of the date of the Registration Notice (the “Election Period”). During that Election Period the Company shall prepare and cause to be prepared the Short Form Registration Statement. The Company shall file such Short Form Registration Statement with the SEC within ten (10) days following the end of the Election Period (or if such date falls on a day on which the Commission is not open for business, on its next succeeding business day) and the Company shall thereafter use its best efforts to cause such Short Form Registration Statement to be declared or to become effective under the Securities Act as soon as practicable; provided, however, that the Company shall not be required to file a Short Form Registration pursuant to this Section 6 to register a number of Warrant Securities that is less than 20% of the Warrant Securities originally issued pursuant to the Warrants (as the same may have been theretofore adjusted pursuant to Section 3 hereof) and shall not be required to file more than two Short Form Registration Statements per calendar year or to have more than one such Registration Statement in effect at any one time. Except as specifically provided elsewhere in this Warrant to the contrary, the manner and conduct of any Short Form Registration, including the contents of the Registration Statement, shall be entirely in the control and at the discretion of the Company. In addition, whenever the Company is required by the provisions of this Sections 6 to effect a Short Form Registration of Warrant Securities under the Securities Act, the Company will, as expeditiously as practicable:

(a)    prepare and file with the Commission such amendments and supplements to such Short Form Registration Statement and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such Registration Statement and to comply with the provisions of the Act with respect to the disposition of all Warrant Securities included in such Short Form Registration Statement, in accordance with the intended method of disposition of the requesting holder(s), until the earlier of (i) such time as all of such Warrant Securities so registered have been disposed of in accordance with the intended method of disposition by the Warrantholders as set forth in such Registration Statement, or (ii) 180 days after such Registration Statement becomes effective;

(b)    promptly notify each requesting Warrantholder(s) when such Registration Statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective;

(c)    furnish to each holder of Warrant Securities included in such Short Form Registration Statement such number of conformed copies of such Registration Statement and of each amendment and supplement thereto and such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such holder’s Warrant Securities;

(d)    use its best efforts to register or qualify all Warrant Securities included in such Registration Statement under such other securities or blue sky laws of such jurisdictions as each holder of Warrant Securities thereof shall reasonably request (if required to permit such Securities to be sold in such jurisdiction(s)) within 20 days following the original filing of such Registration Statement and to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Warrant Securities owned by such holder, except that the Company shall not for any such purpose be required (i) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (e) be obligated to be so qualified, (ii) to consent to general service of process in any such jurisdiction or (iii) to subject itself to taxation in any such jurisdiction by reason of such registration or qualification;

(e)    notify each Warrantholder whose Warrant Securities are included in such Short Form Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which any prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such holder promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f)    use its best efforts to cause all Warrant Securities included in such Registration Statement to be listed, upon official notice of issuance, on any securities exchange or quotation system on which any of the securities of the same class as the Warrant Securities are then listed.

(g)    The Company may require each Warrantholder whose Warrant Securities are being registered pursuant to any such Short Form Registration to, and each such holder, as a condition to including Warrant Securities in such Registration, shall, furnish the Company with such information and affidavits regarding such holder and the distribution of such Warrant Securities as the Company may from time to time reasonably request in writing in connection with such Short Form Registration. At any time during the effectiveness of any Short Form Registration Statement covering Warrant Securities offered by a Warrantholder, if such holder becomes aware of any change materially affecting the accuracy of the information contained in such Registration Statement or the prospectus (as then amended or supplemented) relating to such holder, it shall immediately notify the Company of such change.

(h)    Upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (e) of this Section 6, each Warrantholder whose securities were included in a Short Form Registration shall forthwith discontinue such holder’s disposition of Warrant Securities pursuant thereto until such holder receives the copies of the supplemented or amended prospectus contemplated by paragraph (f) of this Section 6 and, if so directed by the Company, shall deliver to the Company all copies, other than permanent file copies, then in such holder’s possession of the prospectus relating to such Warrant Securities current at the time of receipt of such notice.

(i)    The Company will pay all of the Company’s Expenses and each Warrantholder will pay its pro rata share of the Warrantholder’s Expenses relating to the registration, offer, and sale of the Securities in any Short Form Registration.

(j)    The Company will, at the request of Warrantholders holding at least 50 percent of the then outstanding Warrants, (i) furnish an opinion of the counsel representing the Company for the purposes of the registration pursuant to this Section 6, addressed to the Warrantholders and any Participating Underwriter, (ii) furnish an appropriate letter from the independent public accountants of the Company, addressed to the Warrantholders and any Participating Underwriter, and (iii) make representations and warranties to the Warrantholders and any Participating Underwriter that are customarily made in conjunction with registrations of the type provided for in this Section 6.

Notwithstanding anything to the contrary that may be contained above in this Section 6 or elsewhere in this Warrant, the Company may delay initiating the preparation and filing of any Short Form Registration Statement requested pursuant to this Section 6, or withdraw the effectiveness of any such Registration Statement, for a period not to exceed 90 days in any twelve month period if (i) in the good faith judgment of the Company’s Board of Directors, effecting the Short Form Registration would adversely affect or would require the premature disclosure of any financing, acquisition, disposition of assets or stock, merger or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which would have material adverse effect on the Company or (ii) a request for a Short Form Registration is received during the period starting with the date 60 days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date 180 days following the effective date of, a Company-initiated registration of its securities, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective. If the Company elects to delay the filing of a Short Form Registration Statement or withdraws such a Registration Statement, the Company shall give prompt notice thereof to the Warrantholders.

7.    Indemnification in Connection with Registration.

(a)    If any of the Warrant Securities are being registered pursuant to Section 6 above, the Company will indemnify and hold harmless each selling Warrantholder, any person who controls any selling Warrantholder within the meaning of the Act, and any Participating Underwriter against any losses, claims, damages, or liabilities, joint or several, to which any Warrantholder, controlling person, or Participating Underwriter may be subject under the Act or otherwise; and it will reimburse each Warrantholder, each controlling person, and each Participating Underwriter for any legal or other expenses reasonably incurred by the Warrantholder, controlling person, or Participating Underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action, insofar as such losses, claims, damages, or liabilities, joint or several (or actions in respect thereof), arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any such registration statement or any preliminary prospectus or final prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any case to the extent that any loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement, preliminary prospectus, final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by a Warrantholder for use in the preparation thereof. The indemnity agreement contained in this subparagraph (a) will not apply to amounts paid to any claimant in settlement of any suit or claim unless such payment is first approved by the Company, such approval not to be unreasonably withheld.

(b)    Each selling Warrantholder, as a condition of the Company’s registration obligation under Section 6, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed any registration statement or other filing or any amendment or supplement thereto, and any person who controls the Company within the meaning of the Act, against any losses, claims, damages, or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, any preliminary or final prospectus, or other filing, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, preliminary or final prospectus, or other filing, or amendment or supplement, in reliance upon and in conformity with written information furnished by such Warrantholder for use in the preparation thereof; provided, however, that the indemnity agreement contained in this subparagraph (b) will not apply to amounts paid to any claimant in settlement of any suit or claim unless such payment is first approved by the Warrantholder, such approval not to be unreasonably withheld.

(c) Promptly after receipt by an indemnified party under subparagraphs (a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subparagraphs (a) and (b).

(d) If any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

8.    Restrictions on Transfer. This Warrant Certificate and the Warrant may not be sold, transferred, assigned or hypothecated for a one-year period after the Effective Date except to underwriters of the Offering or to individuals who are either a partner or an officer of such an underwriter or by will or by operation of law (“Permitted Transferees”). Any proposed sale, transfer, assignment or hypothecation (generically a “sale or other disposition”) of this Warrant Certificate or Warrant or of any Warrant Securities to any anyone other than a Permitted Transferee may not be made unless and until the Warrantholder has first delivered to the Company (i) evidence satisfactory to the Company and its counsel that the Warrant or Warrant Securities (as the case may be) have been registered under the Act or an opinion of counsel, reasonably satisfactory to the Company and its counsel, to the effect that such sale or other disposition is exempt from the registration requirements of the Act, and (ii) evidence that such sale or other disposition does not violate the rules or regulations of the NASD applicable to or any conditions or restrictions imposed by it in connection with the original issuance of the Warrant. Subject to the foregoing, the Warrant may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates evidencing the same aggregate number of Warrants.

9.    No Rights as a Shareholder. Except as otherwise provided herein, the Warrantholder will not, by virtue of ownership of the Warrant, be entitled to any rights of a shareholder of the Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its shareholders.

10.    Notice. Any notices required or permitted to be given hereunder will be in writing and may be served personally or by mail; and if served will be addressed as follows:

If to the Company:

Pacific Mercantile Bancorp

949 South Coast Drive, Suite 300

Costa Mesa, California 92626

Attention: Raymond E. Dellerba

If to the Warrantholder:

at the address furnished by the

Warrantholder to the Company

for the purpose of notice.

Any notice so given by mail will be deemed effectively given 48 hours after mailing when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as specified above. Any party may by written notice to the other specify a different address for notice purposes.

(Balance of page intentionally left blank.

Section 11 and the signatures of the parties follow on next page)

11.    Applicable Law. This Warrant Certificate will be governed by and construed in accordance with the laws of the State of Oregon, without reference to conflict of laws principles thereunder. All disputes relating to this Warrant Certificate shall be tried before the courts of Oregon located in Multnomah County, Oregon to the exclusion of all other courts that might have jurisdiction.

Dated as of                             , 200_

PACIFIC MERCANTILE BANCORP

By:

Name: Title:

Agreed and Accepted as of                         , 200_

PAULSON INVESTMENT COMPANY, INC.

By:

Name: Title:

11